UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File N umber)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Other Events.

As previously disclosed on a Form 8-K filed July 2, 2012 (the “Prior 8-K”), on June 29, 2012, Insmed Incorporated (the “Company”) issued to Hercules Technology Growth Capital, Inc. (“Hercules”) a warrant (the “Warrant”) to purchase up to 329,932 shares of the Company’s common stock (“Common Shares”) at an exercise price of $2.94 per Common Share.  The warrant agreement evidencing the Warrant was filed with the Prior 8-K.

On April 30, 2013, Hercules exercised the Warrant in full pursuant to a notice of exercise via the “net issuance” method.  In accordance with the provisions of the net issuance method as contained in the warrant agreement, the Company issued and delivered 223,431 Common Shares (the “Warrant Shares”) to Hercules on May 1, 2013.  As a result of the exercise, the Warrant is no longer outstanding and there are no additional shares issuable under this instrument.  The Warrant Shares were issued pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2013

INSMED INCORPORATED

By:	/s/ Andrew T. Drechsler
Name:	Andrew T. Drechsler
Title:	Chief Financial Officer